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                                                                    EXHIBIT 5.1

           [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]

                                          April 18, 1997

Emisphere Technologies, Inc.
15 Skyline Drive
Hawthorne, New York 10532

  Re: Emisphere Technologies, Inc.
    Registration Statement on Form S-3
    Registration No. 333-23423

Ladies and Gentlemen:

  In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by Emisphere Technologies, Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the 2,875,000 shares (the " Shares") offered by the Company (including up to 375,000 shares issuable by the Company upon exercise of the Underwriters' over-allotment option) of its Common Stock, par value $.01 per share (the "Common Stock") registered under the Registration Statement.

  In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including all amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and By-laws, as amended to date, and records of certain of the Company's corporate proceedings. We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such other certificates, records, agreements, instruments and documents, as in our judgment are necessary or appropriate to render the opinion expressed below.

  In rendering the opinions set forth below, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photocopied, reproduced or conformed copies, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

  Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement will be duly authorized, validly issued, fully paid and nonassessable.

  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.


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  We consent to the filing of this opinion as an exhibit to the Registration
Statement and the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                          Very truly yours,

                                          /s/ Paul, Weiss, Rifkind, Wharton &
                                          Garrison

                                          PAUL, WEISS, RIFKIND, WHARTON &
                                          GARRISON

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